Exhibit 99.3

Western Coal Corp.

Consolidated Financial Statements

For the three and nine months ended

December 31, 2010

(Unaudited)

Western Coal Corp.

Consolidated Balance Sheets

(Expressed in thousands of Canadian dollars)

(Unaudited)

	December 31, 2010	March 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$79,335	$136,059
Restricted cash	531	5,337
Amounts receivable (Note 4)	142,556	64,597
Income taxes receivable	—	5,034
Inventories (Note 5)	74,749	46,212
Future income taxes	4,813	7,910

	301,984	265,149

Deposits	33,481	28,708
Mineral property, plant and equipment (Note 6)	722,261	514,323
Investments and other assets (Note 7)	51,245	48,449
Future income taxes	466	—

	$1,109,437	$856,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$131,499	$65,320
Income taxes payable	22,683	14,834
Derivative financial liabilities	7,442	9,567
Long-term debt (Note 8)	4,089	5,786
Capital lease obligations (Note 9)	28,580	16,847
Convertible debentures (Note 10)	—	40,573
Royalty and other liabilities	2,241	2,125
Asset retirement obligations	1,094	1,060

	197,628	156,112

Long-term debt (Note 8)	4,532	7,750
Capital lease obligations (Note 9)	56,716	17,491
Royalty and other liabilities	11,072	9,546
Asset retirement obligations	28,926	28,401
Future income taxes	51,769	32,415

	350,643	251,715

Equity
Attributable to shareholders of the company	758,794	577,159
Attributable to non-controlling interests	—	27,755

	758,794	604,914

	$1,109,437	$856,629

Commitments and contingencies (Note 19), Subsequent events (Note 21)

The accompanying notes are an integral part of these consolidated financial statements.

Approved on behalf of the Board of Directors:

“Keith Calder”	“John R. Brodie”
Keith Calder, Director	John R. Brodie, FCA, Director

Western Coal Corp.

Consolidated Statements of Income

(Expressed in thousands of Canadian dollars, except per share data)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Revenues	$170,530	$118,662	$594,417	$301,997

Cost of goods sold
Operating expenses	112,002	69,813	350,414	205,029
Depletion, amortization and accretion	14,745	11,099	43,479	29,198
	126,747	80,912	393,893	234,227

Income from mining operations	43,783	37,750	200,524	67,770

Other expenses (income)
General and administration (Note 13)	20,891	9,134	46,677	21,022
Sales and marketing	3,308	3,403	12,660	7,653
Coal exploration	471	1,369	3,905	3,729
Interest, accretion and financing fees	798	2,713	4,268	8,958
Loss (gain) on forward exchange contracts (Note 14)	(5,093)	(1,551)	1,302	(22,821)
Other expense (income) (Note 15)	(2,341)	(8,160)	(3,847)	6,226
	18,034	6,908	64,965	24,767

Income before undernoted items	25,749	30,842	135,559	43,003

Income tax recovery (expense)
Current income tax expense	(11,452)	(2,245)	(28,162)	(4,064)
Future income tax recovery (expense)	4,969	(5,498)	(18,927)	(10,291)
	(6,483)	(7,743)	(47,089)	(14,355)

Equity earnings (losses)	1,110	1,042	(7,614)	870

Net income	$20,376	$24,141	$80,856	$29,518

Attributable to:
Non-controlling interests	$—	$111	$(531)	$(86)
Shareholders of the company	$20,376	$24,030	$81,387	$29,604

Income per share
Basic	$0.07	$0.10	$0.30	$0.13
Diluted	$0.07	$0.09	$0.30	$0.13

Weighted average common shares outstanding
Basic	276,685,135	250,748,997	268,131,414	232,628,178
Diluted	284,225,032	253,810,593	273,878,356	234,470,329

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Comprehensive Income

(Expressed in thousands of Canadian dollars, except per share data)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Net income	$20,376	$24,141	$80,856	$29,518

Other comprehensive income (loss) in the period
Change in fair value of available-for-sale securities	5,159	374	7,313	1,724
Currency translation adjustment	(4,284)	(4,066)	(3,006)	(2,275)
	875	(3,692)	4,307	(551)

Comprehensive income	$21,251	$20,449	$85,163	$28,967

Other comprehensive income (loss) attributable to:
Non-controlling interests	—	(220)	1,430	(1,728)
Shareholders of the company	875	(3,472)	2,877	1,177

	$875	$(3,692)	$4,307	$(551)

Comprehensive income (loss) attributable to:
Non-controlling interests	—	(110)	899	(1,814)
Shareholders of the company	21,251	20,559	84,264	30,781

	$21,251	$20,449	$85,163	$28,967

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Cash Flows

(Expressed in thousands of Canadian dollars)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Operating Activities
Net income	$20,376	$24,141	$80,856	$29,518

Items not involving cash:
Depletion, amortization and accretion	14,873	10,504	43,848	29,664
Future income tax expense (recovery)	(4,969)	5,498	18,927	10,291
Equity loss (earnings)	(1,110)	(1,042)	7,614	(870)
Stock-based compensation	1,775	2,458	6,240	4,923
Interest, accretion and financing fees	443	999	1,379	3,681
Gain on disposal of subsidiary	—	(6,996)	—	(6,996)
Gain on redemption of convertible debentures	—	—	—	(4,155)
Net foreign exchange loss (gain) on forward exchange contracts	(3,462)	6,127	7,771	(6,119)
Other	(3,531)	(122)	(5,642)	8
	24,395	41,567	160,993	59,945
Settlement of asset retirement obligations	(118)	—	(621)	—
Net change in non-cash working capital items (Note 16)	7,925	27,820	(53,419)	17,287
Cash provided by operating activities	32,202	69,387	106,953	77,232

Investing Activities
Acquisition of mineral property, plant and equipment	(74,090)	(13,794)	(162,258)	(17,211)
Deposits	(3,168)	(1,666)	(4,920)	(1,679)
Transaction costs related to acquisitions	—	82	(1,535)	(4,975)
Proceeds from repayment of notes receivable	1,611	—	1,611	—
Cash inflow (outflow) from business acquisition	—	(526)	—	4,427
Other	3,286	—	2,786	—
Cash used in investing activities	(72,361)	(15,904)	(164,316)	(19,438)

Financing Activities
Proceeds from exercise of stock options	12,075	—	19,650	549
Proceeds from exercise of warrants	1,996	256	4,448	1,824
Repayments of capital lease obligations	(7,800)	(5,376)	(16,840)	(13,095)
Repayments of long-term debt, net of proceeds	(1,485)	(887)	(4,782)	(2,854)
Transaction costs related to long-term debt	(1,421)	—	(1,421)	—
Repayments of convertible debentures	—	—	(202)	(31,380)
Proceeds from issuance of shares by subsidiary	—	9,607	—	9,607
Proceeds from issuance of common shares, net of costs	—	24	—	55,889
Cash provided by financing activities	3,365	3,624	853	20,540

Effect of exchange rate changes on cash and cash equivalents	(545)	(1,559)	(214)	(3,041)

Increase (decrease) in cash and cash equivalents during the period	(37,339)	55,548	(56,724)	75,293
Cash and cash equivalents, beginning of period	116,674	94,598	136,059	74,853
Cash and cash equivalents, end of period	$79,335	$150,146	$79,335	$150,146

Supplementary cash flow information (Note 16).

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Shareholders’ Equity

(Expressed in thousands of Canadian dollars)

(Unaudited)

	December 31, 2010	March 31, 2010

Share capital (Note 11)	$561,008	$449,367

Equity portion of convertible debentures	—	3,874

Contributed surplus	16,602	19,031

Accumulated comprehensive income (loss) attributable to the shareholders of the company
Retained earnings, beginning of period	120,195	80,614
Loss on redemption of convertible debentures	—	(1,223)
Acquisition of non-controlling interests in Energybuild (Note 3)	(10,827)	—
Net income	81,387	40,804
Retained earnings, end of period	190,755	120,195
Accumulated other comprehensive loss (Note 12)	(9,571)	(15,308)
	181,184	104,887

	$758,794	$577,159

Non-controlling interests	—	27,755

	$758,794	$604,914

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

1.                   Basis of presentation and consolidation

These interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles using standards for interim financial statements and do not contain all of the information required for annual financial statements. These statements follow the same accounting policies and methods of application of the most recent annual audited financial statements, except as described in Note 2. Accordingly, they should be read in conjunction with the most recent annual audited consolidated financial statements of Western Coal Corp. (the “Company”).

Certain comparative figures have been reclassified to conform to the presentation adopted for the current period.

2.                 Adoption of new accounting standards

Business Combinations and Related Sections

In January 2009, the CICA issued Section 1582, “Business Combinations” which replaces former guidance on business combinations. This section is effective for fiscal years beginning on or after January 1, 2011, with early adoption permitted. This standard harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards. The new section revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination.

The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests”, which replace former guidance on consolidated financial statements. These sections are effective for fiscal years beginning on or after January 1, 2011, with early adoption permitted. The Company has chosen to early adopt Sections 1582, 1601 and 1602 effective April 1, 2010. As a result, non-controlling interests have been presented within shareholders’ equity on the balance sheet. The non-controlling interests in income are no longer deducted in arriving at consolidated net income. Consolidated other comprehensive income and consolidated comprehensive income have been attributed to equity shareholders of the Company and non-controlling interests. There is no effect from adoption on previous business combinations.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

3.                   Acquisition

Energybuild Group Plc

On August 9, 2010, the Company acquired all the issued ordinary share capital of Energybuild Group Plc (“Energybuild”) not already held by the Company. The Company accounted for this acquisition of Energybuild as an equity transaction. The purchase price was funded as follows:

Issuance of 8,551,578 common shares	$35,831
Issuance of 1,457,750 stock options and warrants in exchange for Energybuild option and warrant obligations	685
Transaction costs	1,535
Purchase price	$38,051

Each common share was valued at $4.19, being the closing market price of the Company’s common shares on the day the acquisition was closed.

The Company issued 1,457,750 stock options and warrants valued at $685,000 in exchange for Energybuild stock options and warrants. The terms and conditions of these stock options and warrants remain the same as the Energybuild stock options and warrants, except for the number of options and warrants issued and the respective exercise price, which were adjusted according to the exchange ratio. As a result of the acquisition, Energybuild notified holders of the stock options that the options will expire on February 5, 2011. The following assumptions were used for the Black-Scholes option pricing model to determine the fair value of the stock options and warrants:

Risk-free interest rate:	1.55%
Expected volatility:	69%
Expected life:	0.14 years to 0.49 years
Dividend rate:	Nil

The movement in equity attributable to non-controlling interests and retained earnings as a result of the acquisition is:

Non-controlling interests, March 31, 2010	$27,755
Non-controlling interest share of net loss	(531)

Non-controlling interests, date of acquisition	27,224

Purchase price	(38,051)
Amount allocated to retained earnings	$(10,827)

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

4.                   Amounts receivable

	December 31, 2010	March 31, 2010

Trade accounts receivable	$92,991	$43,147
Prepaid expenses and other deposits	26,717	7,610
Harmonized sales tax and other sales taxes receivable	19,843	1,694
Other receivables	1,797	3,167
Unrealized gain on foreign currency contracts	1,208	8,979

	$142,556	$64,597

5.                   Inventories

	December 31, 2010	March 31, 2010

Production inventories	$53,879	$35,547
Parts inventories	20,870	10,665

	$74,749	$46,212

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

6.              Mineral property, plant and equipment

December 31, 2010	Cost	Accumulated Amortization	Net
Mineral property and mine development	$508,811	$81,414	$427,397
Plant, buildings and mine facilities	142,074	32,450	109,624
Equipment	255,350	70,110	185,240

	$906,235	$183,974	$722,261

March 31, 2010	Cost	Accumulated Amortization	Net
Mineral property and mine development	$359,301	$62,312	$296,989
Plant, buildings and mine facilities	139,224	23,510	115,714
Equipment	155,879	54,259	101,620

	$654,404	$140,081	$514,323

Equipment includes assets under capital leases totaling $135,708,000 (March 31, 2010 - $76,024,000).

Capital expenditures in the amount of $55,694,000 (March 31, 2010 - $1,572,000) are included in accounts payable and accrued liabilities relating to equipment purchases.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

7.              Investments and other assets

	December 31, 2010	March 31, 2010

Held-for-trading investments:
Asset-backed commercial paper	$3,211	$3,051
Marketable securities	503	302

Available-for-sale investments:
Marketable securities (a)	30,274	7,713

Investments accounted for under the equity method (a)	2,699	25,682

Derivative financial assets	13,706	10,925

Note receivable	—	776
Loan to related party	438	—
Deferred transaction costs	414	—

	$51,245	$48,449

(a)   Prior to December 1, 2010, the Company’s investment in Mandalay Resources Corp. (“Mandalay”) was accounted for under CICA Handbook Section 3051 “Investments” using the equity-accounting method, with the investment recorded at cost, and adjusted for the Company’s proportionate share of earnings or losses and capital transactions.

During the nine months ended December 31, 2010, options to acquire the Company’s shares in Mandalay were exercised in addition to the completion of equity financings with third parties by Mandalay. This reduced the Company’s ownership interest in Mandalay from 48% to approximately 18%, on an undiluted basis. The Company no longer has the ability to exert significant influence over Mandalay and as such, the Company has since designated the investment in Mandalay as available-for-sale and no longer accounts for the investment using the equity-accounting method. As a consequence of this change, the difference between the carrying amount of the investment and its fair value resulted in a gain of $1,860,000, which is included in earnings under other expense (income).

As at December 31, 2010, the sole investment accounted for using the equity-accounting method is the Company’s investment in Xtract Energy Plc.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

8.              Long-term debt

On August 6, 2010, the Company entered into a syndicated credit facility. This facility consists of a revolving term credit facility in the amount of US$125,000,000 and has a maturity date of August 6, 2012. It is secured by the Company’s assets and bears interest at LIBOR, Canadian Prime Rate, Base Rate Canada or Federal Funds Effective Rate plus a margin. As at December 31, 2010, the full amount under this facility was available.

The long-term debt balances outstanding relate to the Company’s US operations.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

9.              Capital lease obligations

The Company has certain equipment under capital leases expiring at various times through 2015 bearing interest at various rates between 0% and 9%.  Capital lease obligations for the period are as follows:

	December 31, 2010	March 31, 2010

Balance, beginning of period	$34,338	$47,796
Assumption of obligations on acquisition	—	3,610
Fair value of capital leases recorded during the period	68,244	1,627
Change in fair value of embedded derivatives	291	36
Payments made during the period	(18,848)	(21,053)
Interest portion of payments	2,008	2,834
Foreign currency translation adjustment	(737)	(512)
Balance, end of period	85,296	34,338

Less: Current portion	(28,580)	(16,847)

Long-term portion of capital lease obligations	$56,716	$17,491

Future minimum lease payments under capital leases by year and in aggregate are as follows:

For the years ending December 31,	2011	$31,038
	2012	25,960
	2013	17,278
	2014	15,543
	2015	5,578
Total minimum lease payments		95,397
Amounts representing interest		(10,101)
Present value of minimum lease payments		85,296
Less: current portion		(28,580)

		$56,716

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

10.            Convertible debentures

$125 million issuance, maturity March 24, 2011	December 31, 2010	March 31, 2010

Balance, beginning of period	$40,573	$66,656

Accretion of liability component of debentures	127	1,978
Interest payable	—	69
Cambrian acquisition	—	(28,091)
Conversion of convertible debentures	(40,498)	(39)
Repayment of convertible debentures	(202)	—
Balance, end of period	$—	$40,573
Less: Current portion	—	(40,573)
Long-term portion of convertible debentures	$—	$—

On April 28, 2010, the Company provided holders of its $125,000,000 convertible debentures notice of its intention to redeem effective May 31, 2010, all of its issued and outstanding convertible debentures. During the period from April 1, 2010 to May 31, 2010, $41,696,000 of principal or 41,696 units of the $125,000,000 convertible debentures were converted into 10,424,000 common shares of the Company. On May 31, 2010, the Company redeemed $202,000 of principal plus $4,000 of accrued interest.

11.            Share capital

Authorized: Unlimited number of common shares without par value.

Issued:

	Number of Shares	Consideration

Balance, March 31, 2010	252,702,907	$449,367
Shares issued for acquisition of non-controlling interests in Energybuild (Note 3)	8,551,578	35,831
Transferred upon conversion of $125 million convertible debentures	10,424,000	44,353
Exercise of stock options	5,473,587	17,898
Transferred upon exercise of stock options	—	8,139
Exercise of warrants	2,222,600	4,448
Transferred upon exercise of warrants	—	972
Balance, December 31, 2010	279,374,672	$561,008

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

11.            Share Capital (continued)

Stock options

A summary of the Company’s stock options outstanding and the changes during the period are as follows:

	Number of Shares Issuable pursuant to Stock Options	Weighted Average Exercise price per Share

Balance at March 31, 2010	11,793,053	$2.87

Granted	2,481,573	4.32
Assumed (a)	624,750	5.89
Expired	(240,000)	6.18
Forfeited	(255,968)	3.90
Exercised	(5,473,587)	3.27
Balance at December 31, 2010	8,929,821	$3.13
Vested and exercisable at end of period	2,457,173	$2.99

(a)          For those Energybuild options outstanding at the time of the acquisition of Energybuild, the Energybuild option holders are entitled to receive the Company’s shares upon exercise of such options on the basis of 0.0833 Company shares for every one Energybuild share, which the option holder is entitled to under the terms of the option. At December 31, 2010, all such options had been exercised.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

11.            Share Capital (continued)

Warrants

A summary of the Company’s warrants outstanding and the changes for the period are as follows:

	Number of Shares Issuable pursuant to Warrants	Weighted Average Exercise price per Share

Balance at March 31, 2010	4,012,845	$2.42

Issued	—	—
Assumed (a)	833,000	3.93
Expired	—	—
Exercised	(2,222,600)	2.01
Balance at December 31, 2010	2,623,245	$3.25

(a)          For those Energybuild warrants outstanding at the time of the acquisition of Energybuild, the Energybuild warrant holders are entitled to receive the Company’s shares upon exercise of such options on the basis of 0.0833 Company shares for every one Energybuild share, which the warrant holder is entitled to under the terms of the warrant. At December 31, 2010, all such warrants had been exercised.

2,623,245 warrants with an exercise price of $3.25 expire on June 28, 2012.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

11.            Share Capital (continued)

Deferred Share Units, Performance Share Units and Restricted Share Units

On September 9, 2010, the Company’s shareholders approved and adopted the Company’s Deferred Share Unit (“DSU”), Performance Share Unit (“PSU”) and Restricted Share Unit (“RSU”) plans.

Under the Company’s DSU plan, directors may receive DSUs which entitle the holder to a cash payment equal to the volume weighted average trading price of one common share over the five trading days immediately preceding the date of redemption. DSUs vest quarterly and may only be redeemed within six months from the date a holder ceases to be a director.

Under the Company’s PSU or RSU plans, employees may receive RSUs or PSUs which entitle the holder to a share payment equal to the number of units held on the fifth business day following the vesting date.

At December 31, 2010, there were 57,468 DSUs and nil PSUs and RSUs outstanding.

Non-vested DSU, PSU and RSU activity is as follows:

	DSUs, RSUs and PSUs	Weighted Average Grant Date Fair Value

Non-vested, beginning of period	—	$—

Granted	66,948	4.22
Vested	(21,477)	4.22
Forfeited	(9,480)	4.22
Non-vested, end of period	35,991	$4.22

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

12.            Accumulated other comprehensive loss

	December 31, 2010	March 31, 2010

Accumulated other comprehensive loss, beginning of period	$(11,121)	$—
Other comprehensive income (loss)	4,307	(11,121)
Acquisition of non-controlling interests in Energybuild	(2,757)	—
Accumulated other comprehensive loss, end of period	$(9,571)	$(11,121)

The components of accumulated other comprehensive loss are:

	December 31, 2010	March 31, 2010

Unrealized gain on available-for-sale securities	$11,062	$3,748
Currency translation adjustment	(20,633)	(14,869)
	$(9,571)	$(11,121)

Accumulated other comprehensive income (loss) attributable to:
Non-controlling interests	$—	$4,187
Shareholders of the company	(9,571)	(15,308)
	$(9,571)	$(11,121)

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

13.            General and administration

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Salaries, benefits and other remuneration	$4,772	$3,531	$13,031	$9,025
Legal and audit	4,910	572	9,055	1,391
Consulting	5,362	592	6,683	951
Stock-based compensation	1,775	2,458	6,240	4,923
Recruiting	647	128	3,107	251
Office and miscellaneous	1,090	662	2,810	1,418
Travel and related expenses	1,089	408	2,549	926
Rent and telecommunications	610	236	1,289	589
Exchange listings and other regulatory fees	307	88	980	187
Amortization	128	190	369	489
Insurance	125	124	331	363
Corporate communications	76	145	233	509
	$20,891	$9,134	$46,677	$21,022

14.            Loss (gain) on forward exchange contracts

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Unrealized loss (gain) on forward exchange contracts	$(4,994)	$4,872	$(539)	$(10,632)
Realized loss (gain) on forward exchange contracts	(99)	(6,423)	1,841	(12,189)
	$(5,093)	$(1,551)	1,302	$(22,821)

The unrealized gain on forward exchange contracts of $539,000 is comprised of a reversal of unrealized mark-to-market gains as at March 31, 2010 in the amount of $669,000 and an unrealized mark-to-market gain on outstanding forward exchange contracts as at December 31, 2010 in the amount of $1,208,000.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

15.            Other expense (income)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Net foreign exchange loss (gain)	$4,149	$(2,556)	$3,884	$19,530
Loss (gain) on fair value adjustment of held-for-trading investments and derivatives	(2,917)	26	(4,495)	(48)
Gain on fair value adjustment of investment in Mandalay	(1,860)	—	(1,860)	—
Gain on recovery of note receivable	(691)	—	(691)	—
Interest expense (income)	(740)	1,804	(822)	(1,709)
Gain on redemption of convertible debentures	—	—	—	(4,155)
Gain on disposal of subsidiary	—	(6,996)	—	(6,996)
Other expense (income)	(282)	(438)	137	(396)
	$(2,341)	$(8,160)	$(3,847)	$6,226

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

16.       Supplementary cash flow information

At December 31, 2010, cash and cash equivalents consists of cash balances held at financial institutions.

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Other information:
Interest paid	$1,684	$885	$14,687	$4,236
Taxes paid (recovered)	$3,299	$(244)	$15,844	$20,409

Non-cash investing and financing transactions:
Capital lease obligation recognized for assets under capital lease	$13,261	$1,003	$68,244	$1,003
Change in working capital for purchase of mineral property, plant and equipment	$21,927	$—	$35,652	$—
Change in working capital for exercise of stock options	$1,752	$—	$1,752	$—
Proceeds from disposal of AGD	$—	$17,869	$—	$17,869
Net common shares issued for acquisition of Cambrian	$—	$—	$—	$22,114

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

16.  Supplementary cash flow information (continued)

Changes in non-cash working capital items consisted of the following:

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Restricted cash	$—	$(322)	$4,795	$(4,443)
Amounts receivable	(495)	33,570	(67,415)	36,490
Income taxes receivable	—	—	5,034	—
Inventories	(947)	(9,521)	(14,142)	10,078
Accounts payable and accrued liabilities	600	1,449	10,463	(10,548)
Income taxes payable	8,767	1,858	7,846	(15,076)
Accrued interest on convertible debentures	—	786	—	786
	$7,925	$27,820	$(53,419)	$17,287

17.       Financial instruments

Financial risk management

Market risk

Foreign currency exchange rates

To minimize the risk exposure of foreign currency fluctuations on sales revenues from its Canadian operations, the Company may enter into forward exchange contracts to fix the rate at which future anticipated flows of US dollars are exchanged into Canadian dollars. As at December 31, 2010, these contracts included forward sales of US dollars at an average rate of 1.0273, in the aggregate amount of US$97,000,000 from January 2011 to the end of March 2011. The Company has entered into forward exchange contracts to offset certain of these contracts totaling US$60,000,000. The unrealized gain recorded on these contracts at December 31, 2010 was $1,208,000.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

18.       Related party transactions

(a)          During the nine month period ended December 31, 2010, the Company paid fees totaling $72,289 (December 31, 2009 - $161,000) to companies related to the Company through common directors or officers of the Company.

(b)         On July 9, 2010, the Company extended a loan to an officer of the Company in the amount of $500,000. This loan is forgivable in certain circumstances.

The transactions described above have been recorded at their exchange amounts, which management believes to be representative of commercial terms.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

19.       Commitments and contingencies

(a)          Maple Coal Company (“Maple”)

Maple, a subsidiary of the Company with operations in West Virginia, was the subject of a compliance order issued against its water discharge permit on April 5, 2007, by the West Virginia Department of Environmental Protection (“WVDEP”). This order, which is similar to compliance orders issued by the WVDEP to a number of other West Virginia coal companies, provided that Maple would have until April 5, 2010 to comply with certain water quality-based effluent limitations for selenium concentrations in discharges from its mining operations.

Due to the fact that there was no currently available, feasible technology for meeting the selenium limits, Maple sought a permit modification to extend the selenium compliance date beyond April 5, 2010. That permit modification application was denied by the WVDEP based upon procedural objections raised by the federal Environmental Protection Agency (“EPA”). Maple filed an appeal with the State Environmental Quality Board (“EQB”) of the WVDEP denial (“the EQB case”), and as part of that appeal on March 31, 2010, the EQB issued a Stay Order, suspending the effective date of the selenium limits. In addition, on April 2, 2010, the Kanawha County (W.Va.) Circuit Court issued an Injunction Order preventing the selenium effluent limits in the Maple compliance order from taking effect until exhaustion of all appeals in the EQB case.

Following oral argument on January 20, 2011, the EQB orally ruled against Maple’s appeal, declaring that the WVDEP acted within its discretion in denying Maple’s request to extend the selenium compliance schedule beyond April 5, 2010. the Company believes that ruling is in error. Once a written order is received from the EQB, Maple plans to appeal that denial to State Circuit Court and seek a further Stay of the selenium limits, pending appeal.

In a related action, in June, 2010, the WVDEP instituted a civil enforcement action against Maple in Fayette County (W.Va.) Circuit Court, seeking to enforce effluent limits for non-selenium parameters found in the Maple permit, asserting violations of various in-stream water quality standards, and alleging a violation of the April 5, 2007 selenium compliance order. That civil action seeks civil penalties and to force Maple to implement costly treatment technology for selenium, pursuant to a new compliance schedule to be approved by the court. Maple has filed an Answer and is contesting the claims of the WVDEP in that matter, but anticipates entering into a comprehensive Consent Order with the WVDEP as a means of resolving that case and the EQB case mentioned above.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

19.       Commitments and contingencies (continued)

In a third related action, on January 4, 2011, three public interest groups filed a Clean Water Act citizens suit against Maple in the federal District Court for the Southern District of West Virginia. The Complaint disregards the EQB Stay Order and the Kanawha County Circuit Court Injunction Order, alleging that selenium effluent limits became effective in Maple’s permit on April 6, 2010.  On that basis, the plaintiffs assert that Maple’s discharges exceeded those limits on 36 occasions through the end of September, 2010, representing 380 days of violations and a total potential penalty of $14,250,000. As Maple’s discharges have continued to exceed those limits, the plaintiffs will likely seek additional civil penalties for periods after September, 2010 if this lawsuit is permitted to proceed. Maple plans to vigorously contest this matter, and will seek an early dismissal on the basis of several affirmative defenses (including the State’s diligent prosecution of the same alleged violations).

At present the likelihood of an unfavourable outcome as to the EQB case, the WVDEP civil enforcement action, and/or the federal court citizens suit is neither remote nor probable and no opinion can be offered regarding the likelihood of the WVDEP or the citizens suit plaintiffs succeeding in these actions. As such, the Company has not made a provision for these claims in its consolidated financial statements. Regardless of the manner of their disposition, civil penalties and other costs that may ultimately be incurred as a result of these proceedings could be material.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

19.       Commitments and contingencies (continued)

(b)         Potential Securities Class Action

In November 2009, the Company was named as a defendant in a statement of claim issued by a plaintiff who seeks leave of the Ontario Courts to proceed with a securities class action. The claim alleges that those persons who acquired or disposed of Company shares between November 14, 2007 and December 10, 2007 should be entitled to recover $200 million for general damages and $20 million in punitive damages. Two current directors and one former director and officer were also named as defendants (the individual defendants). The plaintiff alleges that the Company’s consolidated financial statements for the second quarter of fiscal 2008 and the accompanying news release issued on November 14, 2007 misrepresented the Company’s financial condition and that the Company failed to make full, plain and true disclosure of all material facts and changes. The action also claims that the named individual defendants purchased shares during the proposed class period while in possession of material undisclosed information. No damages are sought in respect of these share purchases.

The Board of Directors established a Special Committee to oversee the Company’s defense of the action and to instruct the Company’s defense counsel on how to proceed. The Special Committee has two members. Neither of the Special Committee members are named as individual defendants and each of them joined the Company after the events that are the subject of the action occurred.

The plaintiff was to have delivered its materials in support of motions for leave to proceed with the securities class action and for certification of the action as a class proceeding on or before May 14, 2010. The plaintiff, however, sought and obtained permission of the Court to deliver an amended claim before May 28, 2010.

On May 28, 2010, the plaintiff delivered a proposed Fresh As Amended Statement of Claim. That claim indicated the plaintiff intended to introduce new allegations that the Company, some of its current and former directors (including the originally named individual defendants) and other parties caused the Company to enter transactions between April 26, 2007 and July 13, 2009 that were oppressive because they had a dilutive effect on the interests of shareholders. The defendants did not oppose the amendments but have reserved all rights to challenge the Amended Statement of Claim.

On July 16, 2010, the plaintiff delivered his materials supporting motions for leave to proceed with a securities class action for misrepresentation under the Ontario Securities Act and also for certification of the securities’ class action and of the oppression claims. After considering the plaintiff’s materials and investigating those allegations, the Company decided it should answer the plaintiff’s motion materials, oppose the motions and vigorously defend the securities and oppression claims.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

19.  Commitments and contingencies (continued)

The Company and the other defendants intend to deliver their materials on or before February 28, 2011. Dates have not been set for the plaintiff to deliver reply materials or for any examinations or cross-examinations. The plaintiff’s motions, however, are scheduled to be heard October 3 to 7 and on October 13 and 14, 2011, if necessary.

The Company continues to maintain that there is no merit to any of the claims being made and that the damages are without foundation and excessive and, accordingly, has made no provision for this claim in its consolidated financial statements.

(c)          Purchase Commitments

The Company entered into agreements to purchase equipment for its Perry Creek, Brule and Willow Creek mines, with payments in the amount of $18,549,000 remaining, which are expected to all be delivered by the end of March 2011.

20.       Segmented information

The Company is engaged in the acquisition, exploration, development and mining of coal resources. The Company has four reportable segments: Canadian operations; US operations; UK operations; and Corporate and other. The Corporate and other segment includes all non-core activities.

		Three months ended December 31, 2010
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$132,155	$35,792	$2,583	$—	$170,530

Income (loss) from mining operations	42,717	1,844	(778)	—	43,783
Coal exploration	(471)	—	—	—	(471)
Interest, accretion and financing fees	(916)	158	(35)	(5)	(798)
Other (expenses) income	13	(4,238)	(380)	(12,160)	(16,765)
Earnings (loss) before taxes and equity earnings	$41,343	$(2,236)	$(1,193)	$(12,165)	$25,749

Capital expenditures	$63,142	$4,917	$5,380	$651	$74,090

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

20.  Segmented information (continued)

		Three months ended December 31, 2009
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$83,781	$29,821	$4,076	$984	$118,662

Income (loss) from mining operations	33,835	3,888	934	(907)	37,750
Coal exploration	(1,369)	—	—	—	(1,369)
Interest, accretion and financing fees	(2,464)	(250)	(5)	6	(2,713)
Other (expenses) income	—	(2,181)	75	(720)	(2,826)
Earnings (loss) before taxes and equity earnings	$30,002	$1,457	$1,004	$(1,621)	$30,842

Capital expenditures	$4,307	$1,193	$8,456	$(162)	$13,794

		Nine months ended and as at December 31, 2010
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$471,031	$111,899	$11,487	$—	$594,417

Income(loss) from mining operations	191,901	8,875	(252)	—	200,524
Coal exploration	(3,905)	—	—	—	(3,905)
Interest, accretion and financing fees	(4,323)	(330)	(121)	506	(4,268)
Other expenses	(8,514)	(12,380)	(1,260)	(34,638)	(56,792)
Earnings (loss) before taxes and equity losses	$175,159	$(3,835)	$(1,633)	$(34,132)	$135,559

Capital expenditures	$131,967	$15,823	$12,710	$1,758	$162,258

Mineral property, plant and equipment	$585,459	$79,454	$54,761	$2,587	$722,261

Total assets	$880,182	$108,217	$64,179	$56,859	$1,109,437

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

20. Segmented information (continued)

		Nine months ended and as at December 31, 2009
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$235,064	$57,159	$7,120	$2,654	$301,997

Income (loss) from mining operations	58,727	8,793	1,197	(947)	67,770
Coal exploration	(3,729)	—	—	—	(3,729)
Interest, accretion and financing fees	(7,773)	(496)	(128)	(561)	(8,958)
Other expenses	—	(5,061)	(424)	(6,595)	(12,080)
Earnings (loss) before taxes and equity earnings	$47,225	$3,236	$645	$(8,103)	$43,003

Capital expenditures	$5,612	$2,707	$8,821	$71	$17,211

Mineral property, plant and equipment	$401,598	$75,524	$36,796	$4,502	$518,420

Total assets	$629,654	$103,433	$59,026	$43,998	$836,111

The Company’s revenues for the three and nine month periods ended December 31, 2010 and 2009 are derived from coal sales to customers located in the following geographic areas:

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009

Asia	$117,123	$47,175	$410,884	$187,553
Europe	25,657	46,215	91,851	63,602
US	27,750	25,239	91,682	50,049
Other	—	33	—	793
	$170,530	$118,662	$594,417	$301,997

For each of the three and nine month periods ended December 31, 2010, there were four customers that accounted for more than 10% of total revenues. The percentage of sales to these four customers was 63% and 51% for the three and nine month periods ended December 31, 2010, respectively.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

21.       Subsequent Events

(a)          Re-opening of the Willow Creek mine was completed on schedule with commercial production having commenced January 1, 2011.

(b)         On December 2, 2010, the Company and Walter Energy, Inc. (“Walter Energy”) entered into an arrangement agreement (the “Agreement”) for Walter Energy to acquire all of the outstanding common shares of the Company for C$11.50 per share in cash or 0.114 of a Walter Energy share, or for a combination thereof, all subject to pro-ration. This proposed acquisition remains subject to various closing conditions, including court approval, a favourable vote of at least two-thirds of the votes cast by the Company shareholders (including Walter Energy and funds advised by Audley Capital) and a simple majority of the votes cast by the Company’s minority shareholders (excluding Walter Energy and funds advised by Audley Capital), at a special meeting of the shareholders of the Company scheduled for March 8, 2011, and certain regulatory approvals. Approval by Walter Energy shareholders is not required to complete the transaction.

22.  Differences between Canadian and United States generally accepted accounting principles

The consolidated financial statements of Western Coal Corp. have been prepared in accordance with Canadian GAAP.  The following adjustments would be required in order to present the consolidated financial statements in all material aspects in accordance with U.S. GAAP.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Balance Sheets

As at December 31

(Expressed in thousands of Canadian dollars)

(Unaudited)

	2010	U.S. GAAP	2010
	Canadian GAAP	Adjustments	U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents (b)	$79,335	$(572)	$78,763
Restricted cash	531	—	531
Amounts receivable (b)	142,556	(212)	142,344
Income tax receivable	—	—	—
Inventory (b) (c)	74,749	3,407	78,032
		(124)
Future income tax asset (c)	4,813	2,551	7,364
	301,984	5,050	307,034

Deposits	33,481	—	33,481
Mineral property, plant and equipment (a) (b) (c)	722,261	(10,156)	766,712
		(1,143)
		55,750
Investments and other assets (a) (b)	51,245	1,139	58,104
		5,720
Future income tax asset	466		466
	$1,109,437	$56,360	$1,165,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities (b)	$131,499	$(854)	$130,645
Income tax payable	22,683	—	22,683
Derivative financial liabilities	7,442	—	7,442
Long-term debt	4,089	—	4,089
Capital lease obligations	28,580	—	28,580
Convertible debentures	—	—	—
Royalty and other liabilities	2,241	—	2,241
Asset retirement obligations	1,094	—	1,094
	197,628	(854)	196,774

Long-term debt (b)	4,532	(58)	4,474
Capital lease obligations	56,716	—	56,716
Convertible debentures	—		—
Royalty and other liabilities	11,072	—	11,072
Asset retirement obligations	28,926	—	28,926
Derivative financial liability	—	—	—
Future income tax liability	51,769	—	51,769
	350,643	(912)	349,731

Non-controlling interests (a)	—	—	—

Shareholders’ equity (a) (c) (d)	758,794	57,272	816,066
	$1,109,437	$56,360	$1,165,797

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Balance Sheets (continued)

As at December 31

(Expressed in thousands of Canadian dollars)

(Unaudited)

	2009	U.S. GAAP	2009
	Canadian GAAP	Adjustments	U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents (b)	150,146	(292)	149,854
Restricted cash	5,004		5,004
Amounts receivable (b)	26,257	(347)	25,910
Income tax receivable	—		—
Inventory (b) (c)	60,755	(483)	60,272

Future income tax asset (c)	—		—
	242,162	(1,122)	241,040

Deposits	27,992		27,992
Mineral property, plant and equipment (a) (b) (c)	518,420	(1,037)	581,524
		64,141

Investments and other assets (a) (b)	47,537	1,444	54,844
		5,863
Future income tax asset
	836,111	69,289	905,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities (b)	48,589	(651)	47,938
Income tax payable	17,604		17,604
Derivative financial liabilities	2,774		2,774
Long-term debt	6,449		6,449
Capital lease obligations	18,799		18,799
Convertible debentures	3,681		3,681
Royalty and other liabilities	167		167
Asset retirement obligations	1,009		1,009
	99,072	(651)	98,421

Long-term debt (b)	7,404	(64)	7,340
Capital lease obligations	20,198		20,198
Convertible debentures	37,382		37,382
Royalty and other liabilities	5,879		5,879
Asset retirement obligations	29,181		29,181
Derivative financial liability	5,703		5,703
Future income tax liability	29,124		29,124
	233,943	(715)	233,228

Non-controlling interests (a)	25,841	(25,841)	—

Shareholders’ equity (a) (c) (d)	576,327	95,845	672,172
	836,111	$69,289	905,400

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Income

For the nine months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2010	U.S. GAAP	2010
	Canadian GAAP	Adjustments	U.S. GAAP
Revenues (b) (c)	$594,417	$50,412	$644,829
Cost of goods sold
Operating expenses (b) (c)	350,414	54,319	404,733
Depletion, amortization and accretion (a) (b) (c)	43,479	3,434	46,913
	393,893	57,753	451,646

Income (loss) from mining operations	200,524	(7,341)	193,183

Other expenses (income)
General and administration (b) (c)	46,677	354	47,031
Sales and marketing	12,660	—	12,660
Coal exploration and other mine costs	3,905	—	3,905
Interest, accretion and financing fees (b) (c)	4,268	1,303	5,571
Other income (expense)	(2,545)	1,453	(1,092)
	64,965	3,110	68,075

Net income before the undernoted items	135,559	(10,451)	125,108

Income tax (expense) recovery
Current income tax recovery (b) (c) (d)	(28,162)	3,115	(25,047)
Future income tax expense	(18,927)	—	(18,927)
	(47,089)	3,115	(43,974)

Equity (loss) gain (b)	(7,614)	145	(7,469)
Net income attributable to shareholders of the Company	$80,856	$(7,190)	$73,666

Attributable to:
Non-controlling interests	(531)		(531)
Shareholders of the Company	81,387		74,197

Income per share
Basic	$0.30		$0.28
Diluted	$0.30		$0.27

Weighted average common shares outstanding
Basic	268,131,414		268,131,414
Diluted	273,878,356		273,878,356

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Income (continued)

For the nine months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2009	U.S. GAAP	2009
	Canadian GAAP	Adjustments	U.S. GAAP
Revenues (b) (c)	$301,997	$(984)	$301,013
Cost of goods sold
Operating expenses (b) (c)	205,029	136	205,165
Depletion, amortization and accretion (a) (b) (c)	29,198	929	30,127
	234,227	1,065	235,292

Income (loss) from mining operations	67,770	(2,049)	65,721

Other expenses (income)
General and administration (b) (c)	21,022	7,865	28,887
Sales and marketing	7,653	—	7,653
Coal exploration and other mine costs	3,729	—	3,729
Interest, accretion and financing fees (b) (c)	8,958	(47)	8,911
Other income (expense)	(16,595)	(70,195)	(86,790)
	24,767	(62,377)	(37,610)

Net income before the undernoted items	43,003	60,328	103,331

Income tax (expense) recovery
Current income tax recovery (b) (c) (d)	(4,064)	—	(4,064)
Future income tax expense	(10,291)	—	(10,291)
	(14,355)	—	(14,355)

Equity (loss) gain (b)	870	446	1,316
Net income attributable to shareholders of the Company	$29,518	$60,774	$90,292

Attributable to:
Non-controlling interests	(86)		(86)
Shareholders of the Company	29,604		90,378

Income per share
Basic	$0.13		$0.39
Diluted	$0.13		$0.39

Weighted average common shares outstanding
Basic	232,628,178		232,628,178
Diluted	234,470,329		234,470,329

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Income (continued)

For the three months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2010	U.S. GAAP	2010
	Canadian GAAP	Adjustments	U.S. GAAP
Revenues (b) (c)	$170,530	$26,840	$197,370
Cost of goods sold
Operating expenses (b) (c)	112,002	34,787	146,789
Depletion, amortization and accretion (a) (b) (c)	14,745	2,064	16,809
	126,747	36,852	163,599

Income (loss) from mining operations	43,783	(10,012)	33,771

Other expenses (income)
General and administration (b) (c)	20,891	97	20,988
Sales and marketing	3,308	—	3,308
Coal exploration and other mine costs	471	—	471
Interest, accretion and financing fees (b) (c)	798	663	1,461
Other income (expense)	(7,434)	1,453	(5,981)
	18,034	2,212	20,246

Net income before the undernoted items	25,749	(12,224)	13,525

Income tax (expense) recovery
Current income tax recovery (b) (c) (d)	(11,452)	4,349	(7,103)
Future income tax expense	4,969	—	4,969
	(6,483)	4,349	(2,134)

Equity (loss) gain (b)	1,110	35	1,145
Net income attributable to shareholders of the Company	$20,376	$(7,839)	$12,537

Attributable to:
Non-controlling interests	—		—
Shareholders of the Company	20,376		12,537

Income per share
Basic	$0.07		$0.05
Diluted	$0.07		$0.04

Weighted average common shares outstanding
Basic	276,685,135		276,685,135
Diluted	284,225,032		284,225,032

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Income (continued)

For the three months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2009	U.S. GAAP	2009
	Canadian GAAP	Adjustments	U.S. GAAP
Revenues (b) (c)	$118,662	$(716)	$117,946
Cost of goods sold
Operating expenses (b) (c)	69,813	(182)	69,631
Depletion, amortization and accretion (a) (b) (c)	11,099	1,117	12,216
	80,912	935	81,847

Income (loss) from mining operations	37,750	(1,651)	36,099

Other expenses (income)
General and administration (b) (c)	9,134	(140)	8,994
Sales and marketing	3,403	—	3,403
Coal exploration and other mine costs	1,369	—	1,369
Interest, accretion and financing fees (b) (c)	2,713	(47)	2,666
Other income (expense)	(9,711)	—	(9,711)
	6,908	(186)	6,722

Net income before the undernoted items	30,842	(1,465)	29,377

Income tax (expense) recovery
Current income tax recovery (b) (c) (d)	(2,245)	—	(2,245)
Future income tax expense	(5,498)	—	(5,498)
	(7,743)	—	(7,743)

Equity (loss) gain (b)	1,042	215	1,257
Net income attributable to shareholders of the Company	$24,141	$(1,250)	$22,891

Attributable to:
Non-controlling interests	111		111
Shareholders of the Company	24,030		22,780

Income per share
Basic	$0.10		$0.09
Diluted	$0.09		$0.09

Weighted average common shares outstanding
Basic	250,748,997		250,748,997
Diluted	253,810,593		253,810,593

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Comprehensive Income

For the nine months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2010	U.S. GAAP	2010
	Canadian GAAP	Adjustments	U.S. GAAP
Net income	$80,856	$(7,190)	$73,666
Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities (d)	7,313	904	8,217
Currency translation adjustment (a)	(3,006)	(781)	(3,787)
	4,307	123	4,430

Comprehensive income	$85,163	$(7,067)	$78,096

For the nine months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2009	U.S. GAAP	2009
	Canadian GAAP	Adjustments	U.S. GAAP
Net income	$29,518	$60,774	$90,292
Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities (d)	1,724	—	1,724
Currency translation adjustment (a)	(2,275)	(6,334)	(8,609)
	(551)	(6,334)	(6,885)

Comprehensive income	$28,967	$54,440	$83,407

For the three months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2010		2010
	Canadian GAAP		U.S. GAAP
Net income	$20,376	$(7,839)	$12,537
Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities (d)	5,159	904	6,063
Currency translation adjustment (a)	(4,284)	(2,199)	(6,483)
	875	(1,295)	(420)

Comprehensive income	$21,251	$(9,134)	$12,117

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Comprehensive Income (continued)

For the three months ended December 31

(Expressed in thousands of Canadian dollars, except per share amounts)

(Unaudited)

	2009		2009
	Canadian GAAP		U.S. GAAP
Net income	$24,141	$(1,250)	$22,891
Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities (d)	374	—	374
Currency translation adjustment (a)	(4,066)	(1,119)	(5,185)
	(3,692)	(1,119)	(4,811)

Comprehensive income	$20,449	$(2,369)	$18,080

There were no significant adjustments within other comprehensive income between the shareholders of the company and the non-controlling interests under U.S. GAAP.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

Consolidated Statements of Cash Flows

For the nine months ended December 31

(Expressed in thousands of Canadian dollars)

(Unaudited)

	2010	2009

Cash flows provided by operating activities under Canadian GAAP	$106,953	$77,232
Adjustment for transaction costs (a)	(1,535)	(4,975)
Cash flows provided by operating activities under U.S. GAAP	105,418	72,257

Cash flows provided by financing activities under Canadian and U.S. GAAP	853	20,540

Cash flows used in investing activities under Canadian GAAP	(164,316)	(19,438)
Adjustment for transaction costs (a)	1,535	4,975
Adjustment for joint venture accounting (b)	(366)	(292)
Cash flows used in investing activities under U.S. GAAP	(163,147)	(14,755)

Effect of exchange rate change on cash and cash equivalents in U.S. dollars under U.S. GAAP	(214)	(3,041)
Increase in cash and cash equivalents during the year under U.S. GAAP	(57,090)	75,001
Cash and cash equivalents, beginning of year under U.S. GAAP	135,853	74,853
Cash and cash equivalents, end of year under U.S. GAAP	$78,763	$149,854

For the three months ended December 31

(Expressed in thousands of Canadian dollars)

(Unaudited)

	2010	2009

Cash flows provided by operating activities under Canadian GAAP	$32,202	$69,387
Adjustment for transaction costs (a)	—	82
Cash flows provided by operating activities under U.S. GAAP	32,202	69,469

Cash flows provided by financing activities under Canadian and U.S. GAAP	3,365	3,624

Cash flows used in investing activities under Canadian GAAP	(72,361)	(15,904)
Adjustment for transaction costs (a)	—	(82)
Adjustment for joint venture accounting (b)	(171)	(257)
Cash flows used in investing activities under U.S. GAAP	(72,532)	(16,243)

Effect of exchange rate change on cash and cash equivalents in U.S. dollars under U.S. GAAP	(545)	(1,559)
Increase in cash and cash equivalents during the year under U.S. GAAP	(37,510)	55,291
Cash and cash equivalents, beginning of year under U.S. GAAP	116,274	94,563
Cash and cash equivalents, end of year under U.S. GAAP	$78,763	$149,854

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

(a)   Business combination

Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, acquisition related costs are excluded from the consideration transferred in a business combination (formerly referred to as purchase price) and are expensed as incurred. Before that date, such costs were included in the purchase price. Prior to April 1, 2010, Western Coal’s accounting policy under Canadian GAAP was to include acquisition related costs in the consideration transferred in business combinations.

Until April 1, 2010, under Western Coal’s accounting policy under Canadian GAAP, the measurement date for equity interests issued by the acquirer in a business combination was two days before and after the terms of an acquisition are agreed to and announced while the measurement date is the closing date under U.S. GAAP. Western Coal announced the acquisition of Cambrian Mining Plc on May 20, 2009 and closed the acquisition on July 13, 2009.

Prior to April 1, 2010, under Western Coal’s accounting policy under Canadian GAAP, any excess of the fair value of identifiable assets acquired and liabilities assumed over the fair value of purchase consideration was allocated to certain acquired non-current assets until their carrying amounts were reduced to zero, and any remaining amount, which was considered negative goodwill, was recognized as an extraordinary gain in the statement of income. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, any such excess is recorded as a gain from bargain purchase in the statement of income. Before that date, the U.S. GAAP treatment of such excess was similar to Canadian GAAP.

In addition, under Canadian GAAP, the noncontrolling interests’ percentage of net assets acquired are recorded at the carrying values of the acquiree. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, the acquirer must measure noncontrolling interests in the acquiree at fair value as of the closing date. Until April 1, 2010, the Company’s accounting policy under Canadian GAAP was to present non-controlling interest as a separate line item on the balance sheet between liabilities and shareholders’ equity.  Under U.S. GAAP non-controlling interests are presented as a component of shareholders’ equity.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

(b)   Joint venture

Under Canadian GAAP, Western Coal has accounted for its 50% interest in Energy Recovery Investments Ltd. (the “Joint Venture”) using the proportionate consolidation method whereby Western Coal’s proportionate share of each line item of assets, liabilities, revenues and expenses is included in the corresponding financial statement line item. Under U.S. GAAP, Western Coal would account for its Joint Venture interest using the equity method whereby Western Coal’s share of earnings and losses would be included in its statement of income as share of income (loss) of the entities accounted for using the equity method, and the carrying value of Western Coal’s share in the equity of the Joint Venture would be recorded on the balance sheet in other long-term assets.

(c)   Pre-operating results

Under Canadian GAAP, the concept of commercial production is not concisely defined but recognizes that the transition from development to production is subject to management’s judgment. As such, certain minerals extracted and sold during the management-defined development period are treated as a reduction to the cost of the capital asset exclusive of depreciation. Under U.S. GAAP, the development of a surface mine is deemed to conclude when more than de minimus saleable minerals are extracted from an ore body regardless of the level of production. As such, all revenues and expenses relating to extracted minerals are recorded in the statement of income.

(d)   Available for sale security

As of December 31, 2010, Western Coal no longer exercised significant influence over its available for sale investment, Mandalay Resources Corporation (“Mandalay”) due to the additional issuance of common shares of Mandalay and the exercise of the existing call options. As a result, Western Coal changed from equity method accounting to fair value accounting. Under Canadian GAAP, the initial basis of the investment is the fair value of the security and the difference between the carrying amount and the fair value is recognized in the statement of income. Under U.S. GAAP, Western Coal would account for its investment in Mandalay as an available for sale security. The initial basis of the investment would be the carrying amount of the investment and the difference between the carrying amount and the fair value would be recorded in other comprehensive income.

Western Coal Corp.

Notes to Consolidated Financial Statements

For the three and nine months ended December 31, 2010

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

(Unaudited)

(e)   Impact of adoption of new U.S. GAAP accounting pronouncements

In December 2007, the FASB issued ASC 810 Non-controlling Interests in Consolidated Financial Statements, that amended ARB-51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The adoption of this statement, which became effective April 1, 2009, did not have a material effect on Company’s consolidated financial statements.

Also in December 2007, the FASB issued ASC 805, Business Combinations, a replacement of SFAS No. 141, Business Combinations. The objective of this statement is to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This statement establishes principles and requirements for how the acquirer recognizes and measures the identifiable assets acquired and liabilities assumed, measures the goodwill acquired or gain from a bargain purchase, and determines what information to disclose. The adoption of this statement, which became effective April 1, 2009, had a material effect on the Company’s financial statements.